                                                                   EX-99.d.e.1.i

                       AMENDMENT TO DISTRIBUTION AGREEMENT

                             REVENUESHARES ETF TRUST

     This amendment (the  "Amendment")  is effective as of June 20, 2008, by and between  RevenueShares ETF Trust, a Delaware statutory trust (the "Trust"),  and
Foreside  Fund  Services,   LLC,  a  Delaware  limited  liability  company  (the
"Distributor").

     WHEREAS the parties entered into a Distribution Agreement (the "Agreement")
dated February 1, 2008; and

     WHEREAS the parties now wish to amend the  Agreement,  in  accordance  with
Section 8(b) thereof, by changing Exhibit A thereof to include additional series of the Trust;

     NOW THEREFORE, the parties agree as follows:

                                    AMENDMENT

     Exhibit  A to the  Agreement  is  hereby  deleted  and  replaced  with  the following:

                                    Exhibit A
                                     to the
                             Distribution Agreement
                                 by and between
                           RevenueShares ETF Trust and
                           Foreside Fund Services, LLC

Fund:                                                      EFFECTIVE DATE:
RevenueShares Large Cap Fund                               February 1, 2008
RevenueShares Mid Cap Fund                                 February 1, 2008
RevenueShares Small Cap Fund                               February 1, 2008
RevenueShares Consumer Discretionary Sector Fund           June 20, 2008
RevenueShares Consumer Staples Sector Fund                 June 20, 2008
RevenueShares Energy Sector Fund                           June 20, 2008
RevenueShares Financials Sector Fund                       June 20, 2008
RevenueShares Health Care Sector Fund                      June 20, 2008
RevenueShares Industrials Sector Fund                      June 20, 2008
RevenueShares Information Technology Sector Fund           June 20, 2008
RevenueShares Materials Sector Fund                        June 20, 2008
RevenueShares ADR Fund                                     June 20, 2008
RevenueShares Navellier Overall A-100 Fund                 June 20, 2008

     Except to the extent modified by this Amendment,  the remaining  provisions of the  Agreement  shall  remain  in full  force and  effect.  In the event of a conflict  between the  provisions of the Agreement and those of this  Amendment, the Amendment shall control.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed as of the day and year first written above.

RevenueShares ETF Trust                    Foreside Fund Services, LLC

By:      /s/ Vincent T. Lowry              By:   /s/ Richard J. Berthy

Name:    Vincent T. Lowry                  Name: Richard J. Berthy

Title:   President                         Title: Vice President